SUBSIDIARIES OF THE REGISTRANT

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                                                         JURISDICTION OF
     SUBSIDIARY NAME             INCORPORATION         DOING BUSINESS UNDER
---------------------------   --------------------  --------------------------

Medis Inc.                    Delaware              Medis Inc.
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CDS Distributor, Inc.         Delaware              CDS Distributor, Inc.
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Medis El Ltd.                 Israel                Medis El Ltd.
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More Energy Ltd.              Israel                More Energy Ltd.
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